UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 6, 2026

Date of Report (Date of earliest event reported)

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 9.000% Non-Cumulative Preferred Stock, Series D	LNC PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2026, Christopher Neczypor, Executive Vice President and Chief Financial Officer (“CFO”), notified Lincoln National Corporation (the “Company”) of his intention to leave the Company to pursue another employment opportunity outside of our industry, and his departure is not related to the Company’s financial or operating results or to any disagreements with the Company, its management or its Board of Directors regarding the Company’s financial, operational, accounting or reporting policies or practices. Mr. Neczypor will remain with the Company through the end of August to help with the transition.

In connection with Mr. Neczypor’s departure, the Company appointed Adam M. Cohen, Senior Vice President, Chief Accounting Officer and Treasurer to serve as the Company’s interim CFO, effective immediately, while the Company conducts a comprehensive search to identify Mr. Neczypor’s successor. Mr. Cohen, age 41, joined the Company in March 2022 and has served as the Company’s Senior Vice President, Chief Accounting Officer, since that time. Mr. Cohen became Treasurer in February 2024. Prior to joining the Company, Mr. Cohen served since 2020 as Chief Financial Officer at Archwell Holdings, LLC, a holding company with a portfolio of corporate services, technology, and consulting companies focused on the mortgage and finance industry.

While serving as interim CFO, Mr. Cohen will receive an annual base salary of $550,000 and a target award of 300% of his base salary under the Corporation’s annual incentive program (“AIP”) to be pro-rated for 2026, in each case subject to approval by the Compensation Committee (the “Committee”) of the LNC Board of Directors. In addition, he will receive a target award of $1,600,000, pro-rated for 2026, under the Corporation’s long-term incentive program (“LTIP”), and a retention grant of $1,000,000 under the LTIP, subject to approval by the Committee. The AIP and LTIP are both established under our shareholder-approved 2020 Lincoln National Corporation Incentive Compensation Plan. The Committee established the performance measures and target performance goals for the 2026 AIP and LTIP at its regular meeting on February 19, 2026. Any awards under the AIP and LTIP will be paid out after the end of the applicable performance period only upon the Committee’s determination that threshold performance has been achieved for the performance measures.

Item 7.01. Regulation FD Disclosure

On August 10, 2026, the Company issued a press release, a copy of which is furnished as exhibit 99.1 hereto, announcing the matters described in Item 5.02 above.

This press release is being furnished under this Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated August 10, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Nancy A. Smith
Name:	Nancy A. Smith
Title:	Senior Vice President, Corporate Secretary

Date: August 10, 2026